EXHIBIT 4(H)


                           FORM OF CLASS C NOTES


REGISTERED                                                  $_______________/1
No. R-_______                                        CUSIP NO.[            ]



         Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any
Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                          CNH EQUIPMENT TRUST [

                      [ ]% CLASS C ASSET BACKED NOTES

         CNH Equipment Trust [ ], a trust organized and existing under the laws of the State of Delaware (including any successor, the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of DOLLARS ($ ), partially payable on each Payment Date in an amount equal to the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class C Notes pursuant to Section 3.1 of the Indenture; provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Payment Date and the Redemption Date, if any, pursuant to
Section 10.1(a) of the Indenture. No payments of principal of the Notes will be made on any Payment Date until the principal of the [ ] Notes, [ ] Notes, Notes, [ ]Notes and [ ]Notes due on that Payment Date has been paid in full. The Issuer will pay interest on this Note at the rate per annum shown above, on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), subject to

----------------
/1 Denominations of $1,000 and in greater whole-dollar denominations in excess thereof.

certain limitations contained in Section 3.1 of the Indenture. Interest on this Note will accrue for each Payment Date from the most recent Payment Date on which interest has been paid to but excluding the then current Payment Date or, if no interest has yet been paid, from the date hereof. Interest will be computed on the basis of a 360-day year and actual days elapsed. Such principal of and interest on this Note shall be paid in the manner specified in the Indenture.

         The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

         Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

Dated:  _______, 20[  ]




                                    CNH EQUIPMENT TRUST [   ]

                                    BY:  [  ],
                                         not in its individual capacity but
                                         solely as Trustee under the
                                         Trust Agreement


                                    By:  ____________________________________
                                         Name:_______________________________
                                         Title:______________________________

                  TRUSTEE'S CERTIFICATE OF AUTHENTICATION


         This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Dated:  ______, 20[  ]

                                    [  ], not in its individual capacity but
                                          solely  as  Indenture Trustee

                                    By:  ___________________________________
                                         Authorized Signatory

                             [REVERSE OF NOTE]


         This Note is one of a duly authorized issue of Notes of the Issuer, designated as Floating Rate Class C Asset Backed Notes (herein called the "Class C Notes" or the "Notes"), all issued under an Indenture dated as of [ ], 20[ ] (such Indenture, as supplemented or amended, is herein called the "Indenture") between the Issuer and [ ], not in its individual capacity but solely as trustee (the "Indenture Trustee", which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Notes are subject to all terms of the Indenture. All terms used in this Note that are not otherwise defined herein and that are defined in the Indenture shall have the meanings assigned to them in or pursuant to the Indenture.

         The Class C Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture, but the interest of the Class C Noteholders in such collateral is subordinated and third to the rights of the Class A Noteholders and the Class B Noteholders, respectively.

         The Issuer shall pay interest on overdue installments of interest at the Class C Note Rate to the extent lawful.

         Each Noteholder or Note Owner, by acceptance of a Note, or, in the case of a Note Owner, a beneficial interest in the Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against: (i) the Indenture Trustee or the Trustee in their individual capacities, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of: (a) the Indenture Trustee or the Trustee in their individual capacities, (b) any holder of a beneficial interest in the Issuer, the Trustee or the Indenture Trustee or of (c) any successor or assign of the Indenture Trustee or the Trustee in their individual capacities, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

         It is the intent of the Seller, the Servicer, the Noteholders and the Note Owners that, for purposes of Federal and State income tax and any other tax measured in whole or in part by income, the Notes qualify as indebtedness of the Trust. Each Noteholder or Note Owner, by acceptance of a Note, or, in the case of a Note Owner, a beneficial interest in a Note, agrees to treat, and to take no action inconsistent with the treatment of, the Notes for such tax purposes as indebtedness of the Trust.

         Each Noteholder or Note Owner, by acceptance of a Note, or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that by accepting the benefits of the Indenture that such Noteholder will not at any time institute against the Seller or the Issuer, or join in any institution against the Seller or the Issuer of, any bankruptcy, reorganization or arrangement, insolvency or liquidation proceedings under any United States Federal or State bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

         This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither [ ], in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees, successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Indenture Trustee for the sole purposes of binding the interests of the Indenture Trustee in the assets of the Issuer. The Holder of this Note by the acceptance hereof, and each Note Owner by the acceptance of a beneficial interest herein, each agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder and Note Owner shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

                                 ASSIGNMENT


Social Security or taxpayer I.D. or other identifying number of assignee

_________________________________________________________________________

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________________________________________________
                          (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _______________________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:________________________            ____________________________*/


                                          Signature Guaranteed:





_________________________________________________
                                          Signatures must be guaranteed
                                          by an "eligible guarantor
                                          institution" meeting the
                                          requirements of the Note
                                          Registrar, which requirements
                                          include membership or
                                          participation in STAMP or such
                                          other "signature guarantee
                                          program" as may be determined
                                          by the Note Registrar in
                                          addition to, or in substitution
                                          for, STAMP, all in accordance
                                          with the Securities Exchange
                                          Act of 1934, as amended.





____________________________

*/ NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular without alteration, enlargement or any change whatsoever.